Exhibit 99.1

F E B R U A R Y 2 5 , 2 0 2 2 Bio-Rad Investor Laboratories, Inc. Day 2022

Forward-Looking Statements & Use of Non-GAAP Reporting Forward-looking Statements. Some statements in this presentation may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s goals, plans, and expectations, our future financial performance, our future financial projections, our growth strategy, and other matters. Forward looking statements generally can be identified by the use of forward-looking terminology such as, “anticipate,” “believe,” “expect,” “assume,” “continue,” “may,” “will,” “intend,” “estimate,” or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. These statements are based on assumptions and expectations of future events that are subject to risks and uncertainties. Included in these forward-looking statements are statements regarding the impact of the COVID-19 pandemic on Bio-Rad’s results and operations. Our actual results may differ materially from these plans and expectations, and the impact and duration of the COVID-19 pandemic is unknown. Undue reliance should not be placed on these forward-looking statements, and it is encouraged to review our SEC filings, where the risk factors in our business are discussed in detail. The forward-looking statements contained in this presentation reflect our views and assumptions only as of the date of this presentation. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change, so you should not rely on these forward-looking statements as representing our views as of any date other than the date of this presentation. Use of Non-GAAP Reporting and Currency-Neutral. In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross margin, non-GAAP adjusted EBITDA, and non-GAAP adjusted EBITDA margin, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, restructuring charges, asset impairment charges, valuation changes of equity-owned securities, gains and losses on equity-method investments, and significant legal-related charges or benefits and associated legal costs. Non-GAAP revenue, non-GAAP gross margin, non-GAAP adjusted EBITDA, and non-GAAP adjusted EBITDA margin also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons: Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition-related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, professional fees for assistance with the transaction; valuation or integration costs; changes in the fair value of contingent consideration, gain or loss on settlement of pre-existing relationships with the acquired entity; or adjustments to purchase price. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. Restructuring, impairment charges and valuation changes in equity-owned securities and gains and losses on equity-method investments: we incur restructuring and impairment charges on individual or groups of employed assets and charges and benefits arising from valuation changes in equity-owned securities and gains and losses on equity-method investments, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Income tax expense: we estimate the tax effect of the excluded items identified above to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment. From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management. Percentage sales growth in currency neutral amounts are calculated by translating prior period sales in each local currency using the current period’s monthly average foreign exchange rates for that currency and comparing that to current period sales. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Non-GAAP adjusted EBITDA includes an annual dividend from our investment in Sartorius AG. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this presentation. In addition, for 2020 and 2021 we have presented information about core revenue, which we define as currency neutral non-GAAP revenue and excludes COVID related sales. We present this core revenue measure since we think it is helpful for understanding the performance of the rest of our business excluding COVID related sales. In 2020 and 2021, COVID related sales were approximately $318 million and $266 million respectively. COVID related sales for Life Science in 2020 and 2021 were approximately $311 million and $247.1 million respectively, and Covid related sales for Clinical Diagnostics in 2020 and 2021 were approximately $7 million and $18.6 million respectively. Free cash flow is a non-GAAP measure and is defined as cash flow from operations minus net capital expenditures. We believe free cash flow is a helpful financial metric for use in evaluating the company’s financial performance since it measures our ability to generate additional cash from our business operations. We do not provide a reconciliation of our non-GAAP financial expectations to expectations for the most comparable GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquisition-related intangible assets, future acquisition-related expenses and benefits, future restructuring charges, future asset impairment charges, future valuation changes of equity-owned securities, future gains and losses on equity -method investments or future legal charges or benefits), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. Additional Disclosures. The data included in this presentation regarding markets and the industry in which we operate, including the size of certain markets, are based on publicly available information and published industry sources. In presenting this information, we have also made certain estimates and assumptions that we believe to be reasonable based on the information referred to above and similar sources, as well as our internal research, calculations and assumptions based on our analysis of such information and our knowledge of, and our experience to date in, our industries and markets. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market share data. Accordingly, you are cautioned not to place undue reliance on such market share data or any other such estimates. While we believe such information is reliable, we cannot guarantee the accuracy or completeness of this information.

Today’s Program Our Progress, Our Future Lunch Break Norman Schwartz Chief Executive Officer Clinical Diagnostics Dara Wright Executive Vice President, President, Clinical Diagnostics Group Business Transformation Andy Last Executive Vice President, Chief Operating Officer Finance Update Ilan Daskal Life Science Executive Vice President, Chief Financial Officer Simon May Executive Vice President, Q&A President, Life Science Group All

Our Progress, Our Future Norman Schwartz Chief Executive Officer

• Bio-Rad Today Agenda • Progress Since 2017 • Advancing Our Continued Transformation • 2025 Goals

Core Values OUR MISSION To provide useful, high-quality products and services that advance scientific discovery and improve healthcare INVOLVEMENT INTEGRITY INNOVATION INDEPENDENCE

Investment Thesis • Well established company with a strong brand and high-quality products • Key positions in large, diversified markets with many opportunities for growth • Strong recurring revenue providing for consistency and predictability • Healthy balance sheet and strong cash flow for continued investment in our future • World-class team keenly focused on operational excellence

Today’s Golden Age of Biology Cell & Gene Therapy • 1700+ Cell, Gene & RNA therapy clinical trials in 2021• Demand for precision medicine driving market growth Novel Therapeutics • 50+ novel therapeutics approved by FDA in 2021, vs. 16 in 2016 • Rising prevalence of medical ailments driving demand for therapeutics Covid Testing • 4B+ tests performed globally in 2021 • $38B market in 2021, vs. $20B in 2020 Molecular Diagnostics • $35B+ market driven by early diagnosis • Cancer, infectious diseases and novel technologies driving adoption

Bio-Rad Today Global leader of innovative products in life science research and clinical diagnostics 70 $2.9B 7,900 Years Strong Annual Sales* Employees Worldwide Performance Continuous Innovation A History of Contribution Key Competencies Fueling Ongoing Growth Complementary Business Segments Leveraging Across the Company

Two Highly Complementary Business Segments Vertically integrated, global commercial platform

Diversified Customer Base & Geographic Profile 70% recurring revenue provides stability and predictability across the business No single customer accounts for more than 2% of sales

Opportunities Across All Product Areas 80%+ of sales from products in which Bio-Rad has a leading market position Life Science Gene Expression Protein Quantitation Bioseparation Molecular Biology Cell Biology Clinical Diagnostics Quality Controls Immunohematology Infectious Diseases Diabetes Monitoring Clinical Immunology

Robust Portfolio Spans Continuum of Fast-Growing Markets Bio-Rad technologies are broadly applicable across multiple growth segments Genomics / Cell Biology / Proteomics / Informatics Discovery Development Production Diagnostics & Monitoring

Our Phase 1 Financial Objectives (2017-2020) Driving Revenue Growth Expanding EBITDA Margins(1)(2) Accelerating Free Cash Flow (1)(3) Creating Shareholder Value Target Revenue Growth 3 – 5% Target EBITDA Margins 20%+ in 2020 Grow Faster than EBITDA(1) Deliver Substantial Value A reconciliation of U.S. GAAP results to non-GAAP results can be found in the Appendix EBITDA Margin defined as Adjusted EBITDA as a percentage of Non-GAAP Revenue Free cash flow is a non-GAAP measure and is defined as cash flow from operations minus net capital expenditures

Exceeded Our Revenue Targets Driving Revenue Growth Expanding EBITDA Margins Accelerating Free Cash Flow Creating Shareholder Value Target Revenue(1)(2) Growth 3 – 5% A reconciliation of U.S. GAAP results to non-GAAP results can be found in the Appendix 2020 and 2021 non-GAAP revenue excludes payments from legal settlements

Exceeded Our EBITDA Margin Targets Realized operating leverage Driving Revenue Growth Expanding EBITDA Margins Accelerating Free Cash Flow Creating Shareholder Value Target EBITDA Margins (1)(2) 20%+ in 2020 A reconciliation of U.S. GAAP results to non-GAAP results can be found in the Appendix EBITDA Margin defined as Adjusted EBITDA as a percentage of Non-GAAP Revenue

Exceeded Our Free Cash Flow Targets Cash flow enables ongoing investment Driving Revenue Growth Expanding EBITDA Margins Accelerating Free Cash Flow Creating Shareholder Value Grow Faster than EBITDA (1) A reconciliation of U.S. GAAP results to non-GAAP results can be found in the Appendix Free cash flow is a non-GAAP measure and is defined as cash flow from operations minus net capital expenditures

Created Substantial Shareholder Value A result of focus, scale, and operating leverage Driving Revenue Growth Expanding EBITDA Margins Accelerating Free Cash Flow Creating Shareholder Value Significant Increase in Market Capitalization Source: Refinitiv, Market capitalization at year end for 2017-2021

Advancing Our Continued Transformation —A Three Phased Approach Improving financial performance 3 Accelerated 2 Growth 2023—2025 Performance & Operational • Mix & market segment focus • Operating margin expansion Improvement • Channel performance • Increase innovation 1 2020—2023 • Leverage operational scale • M&A Globalize • Portfolio balancing Operations • Improving core processes • Cost structure improvement 2015—2020 • Supply chain transformation • Channel excellence • Acceleration in Asia • SAP deployment • M&A • Functionalized organization • Standardization

Capital Allocation Priorities Enabling transformation and value creation • Reinvest in the business, including R&D and infrastructure • Support accelerated organic growth with strong balance sheet and cash flow • Provide optionality for tuck-in or larger-scale acquisitions

Environmental & Social Responsibility Goals Progress on all fronts 2017 Goals for 2030 46% carbon emission reduction 100% renewable electricity 45% women in U.S. leadership roles 60% of U.S. workforce from under-represented groups 25% reduction of non-recyclable packaging

Enhancing Our Financial Profile Through 2025 • Accelerating our revenue growth profile • Further improving our cost structure • Expanding profitability • Creating shareholder value through prudent capital deployment (1) A reconciliation of U.S. GAAP results to non-GAAP results can be found in the Appendix (2) We define core revenue as currency neutral non-GAAP revenue and excludes COVID-related sales (3) EBITDA Margin defined as Adjusted EBITDA as a percentage of non-GAAP Revenue 9% Target (1)(2) Core Revenue CAGR Currency Neutral 28% Target Profitability Adjusted EBITDA Margin (1)(3) 2025

Business Transformation Andy Last Chief Operating Officer

Agenda • Transformation Focus & Key Elements • Key Growth Drivers • COVID Impact • Performance Improvement

Phased Corporate Transformation Strategy Improving financial performance & capabilities 3 Accelerated 2 Growth Performance 2023—2025 & Operational • Mix & market segment focus Improvement • Operating margin expansion • Channel performance 1 • Increase innovation 2020—2023 Globalize • Leverage operational scale • Portfolio balancing • M&A Operations • Improving core processes • Cost structure improvement • Supply chain transformation 2015—2020 • Channel excellence • SAP deployment • Acceleration in Asia • Functionalized organization • M&A • Standardization

Balancing Growth Opportunities & Margin Expansion Portfolio optimization to accelerate financial performance Invest and Grow • Accelerate revenue growth • Drive innovation • Target faster growth markets Optimize Profits • Improved product mix • Lower SG&A as % sales • Expanding EBITDA

Aligning Investments to Growth Pillars Accelerating growth & profitability Market Focus Biopharma $23B Translational research $20B Diagnostics $16B Applied $5B Portfolio Focus • Digital PCR research/diagnostics • Cell biology • Quality controls diagnostics • Autoimmune diagnostics • Protein processing High growth potential Higher gross margins Investment Focus • Targeted spend on R&D • Channel & go-to-market investments • Strategic M&A Priority investments

Realizing High ROI from Strategic Investments Improving profitability & operational performance • Controlled spending discipline across the organization • Deliver value from SAP implementation: – Supply chain improvements – Digital capabilities • Organizational alignment – Utilize ‘Balanced Scorecard’ – Integrated strategy & goals • Core process improvements – Sales & operations planning – Quality discipline Focus on growing EBITDA as a percent of sales

Capturing Value From Operational Investments Increasing supply chain efficiency Gross Margin Expansion • Restructuring & LEAN transformation • Sourcing flexibility • Increased automation • Logistics consolidation Supply Chain Resilience • Ensuring business continuity • Supplier sourcing & contracting Working Capital Improvement • Integrated business planning process • Inventory management Target up to 170 bp gross margin improvement by 2025

Improving Operating Efficiency Restructuring Europe across commercial, R&D, supply chain & finance Consolidate R&D in US & targeted European locations Move two manufacturing plants to Singapore Consolidate administrative and customer services in Budapest Improve sales channel effectiveness Lower our cost basis with improved efficiency and effectiveness • 3 Year program affecting ~530 people • Net reduction of 200+ people

Trends Driving Growth Acceleration Market forces are shaping investment direction and focus Next generation therapeutics & vaccines • Antibody-based biologicals • Cell and gene therapies • mRNA vaccines Driving funding acceleration in Biopharma & Translational markets • Demand for precision technologies • New diagnostic needs • Tools for single cell analysis • Bias for actionable results Aligning focus to capture growth potential • Biopharma, translational, and diagnostic opportunities • Focus on faster growing regions, including Asia-Pacific • Portfolio and innovation focus

Growth Acceleration Through Multiple Strategies Aligning channel with growth opportunities Aligning with growth opportunities • Biopharma segment • Asia-Pacific focus • Key account management Digital transformation • Grow e-commerce revenue to 50%+ • Increase digital tool utilization Improve channel profitability • Optimize cost structure • Drive lower cost sales through e-commerce • Build freight and service as profit centers

Growth Acceleration Through Digital PCR Expansion Potential is expanding as innovation roadmap evolves Expanding Performance Absolute quantification Highest sensitivity • Increased throughput • Increased multiplexing • Easier workflows • Lower costs Segmented Broader Markets Portfolio Translational Research Biopharma Diagnostics Applied Markets Expanding Potential

Growth Acceleration in Biopharma Significant growth potential in $23 billion Biopharma addressable market growing 10%+ • ddPCRTM & protein purification represent differentiated high value entry points • High relevancy in new therapeutic modalities, which are receiving strong funding • Significant halo effect for portfolio pull-through

Growth Acceleration in the Molecular Diagnostic Market Differentiated technology value propositions and clinical unmet needs • Reproductive and women’s health Digital PCR $6B+ 10%+ • Infectious disease High sensitivity & absolute counting enables improved Addressable CAGR • Transplant monitoring Market costs, workflow & precision • Oncology Real-Time PCR • Multiplex real-time PCR $2B+ 8%+ • Syndromic panel diagnostics assays utilizing Bio-Rad installed base Addressable CAGR • Infectious disease Market • Seegene partnership

Growth Acceleration in Asia-Pacific Expanding footprint in a high growth region Diagnostics $12B+ opportunity Biopharma focus in China, 7%+ growth as Asia-Pacific Japan and South Korea continues to invest and develop health care infrastructure India Increased investment in – Faster growth in China, and molecular diagnostics manufacturing and logistics in China and Singapore to support growth Life Science market $10B+ growing at 10%+ – Biopharma 10%+ growth Complete SAP deployment for commercial footprint – Faster growth in China, across region by mid 2024 India and South Korea

Proactive Actions Address COVID Impact Navigating a dynamic global environment Financial Performance • COVID sales of $580M over 2020 & 2021 – Primarily PCR instruments – ddPCRTM sales in wastewater testing – Driven by Asia-Pacific & Europe hot spots – Lower operating expenses run rate • 2022E – $70M COVID sales – Expect operating expenses to rebound Supply Chain • Massive scale-up for CFX PCR instruments • Multiple global sourcing issues & challenges persist • Invested in plastics scale up • Continue to face higher freight costs and logistic challenges R&D • Temporary R&D program delays • Delivered serology, PCR diagnostic tests & ddPCRTM wastewater testing • Increased support for protein process chromatography in vaccine development Employee Safety • Rapid implementation of global safety practices • Effective work-from-home practices continue • Implemented mandatory vaccination requirements for all employees in the U.S.

Strong Core Revenue(1)(2) with 5.6% Two-Year CAGR COVID temporarily contributed to the topline

Operational Execution Has Led to Improved Financial Performance(1)

Business Transformation Summary Driving enhanced operations and accelerated growth Improving Execution • Optimize operating efficiencies & core processes • Improve operating metrics • Increase innovation Accelerating Growth • Expand digital PCR offerings • Accelerate growth in Biopharma • Target new molecular diagnostic markets • Accelerate growth in Asia-Pacific

Life Science Simon May President, Life Science Group

Life Science Agenda Business Profile Portfolio & Growth Pillars Summary

Life Science • Business Profile • Portfolio & Growth Pillars • Summary

Life Science Group Overview Established leadership positions with diversified presence and product mix

Global Market Dynamics Positioned to deliver sustained customer value Market Trends • Cost and time-to-market pressures in drug discovery and development • Expanding pipeline of new therapeutic classes creates manufacturing and QC challenges • Healthy funding environment drives the need for better translational research tools Implications • Greater analytical sensitivity and multiplexing • Automation and simpler workflows • Cellular and multi-omic platform approaches • Complex molecule production in Biopharma – time, cost, safety, efficacy Bio-Rad Competitive Advantage 1. Comprehensive portfolio A solid foundation 2. Flagship platform Delivering best-in-class analytical sensitivity – ddPCRTM 3. Differentiated assets Cell biology and multi-omics technologies, including single cell 4. Accelerating Biopharma trajectory Portfolio and channel focus

Customer Segments Expanding reach in large and attractive markets Basic Research • Academic, government • Primary focus on translational research Biopharma • Discovery research • Pre-clinical and clinical trials • Manufacturing and QC Applied Markets • Food safety and quality • Water quality and pathogen surveillance

Product Segments Broad portfolio provides a strong foundation Droplet Digital PCR Genotyping & Gene Expression Gene Transfer & Modulation Protein Quantitation Protein Purification Cell Sorting & Analysis (including Single Cell) Cell Imaging Antibody Technologies

Key Accomplishments 2017—2021 Established ddPCRTM as a powerful tool across multiple segments • Expanded access in Biopharma manufacturing/QC and applied markets Positioned for growth acceleration with key technologies and acquisitions • Innovated in single cell, digital PCR, antibodies Strengthened our leadership positions in core businesses • Expanded portfolios in genomics and proteomics segments

Life Science • Business Profile • Portfolio & Growth Pillars • Summary

Life Science Strategy & Growth Pillars Innovations fueling growth in translational research and biopharma Droplet Digital PCR Broadening adoption with new platforms Opportunity: $4.2B Biopharma Production Leveraging our advantages for new therapeutic modalities Opportunity: $1.9B Cell Biology Building on a portfolio of differentiated assets Opportunity: $4.2B

Significant Opportunities in Biopharma Converging forces are driving overall growth potential Strong funding for R&D $23B Biopharma life science instruments & reagents spend Emerging therapeutic modalities 1700+ Cell, gene & RNA therapy clinical trials Favorable regulatory environment 50+ Novel therapeutics approved by FDA in 2021

Droplet Digital PCR A valuable tool in a broad range of important applications Core Technology Enables • Absolute quantification of targets • Exquisite sensitivity – finds ‘needles in haystacks’ • Inhibitor tolerance

Accelerating Innovation – QX600 Unequalled sensitivity, multiplexing & dynamic range Unrivalled capabilities • 6-channel detection x 100,000 droplets • AutoDG Flex provides on-demand droplet count selection • Superior performance in rare event detection applications –liquid biopsy, molecular diagnostics of survey 70% respondents rated the 100,000 droplet option “highly/extremely valuable” and would recommend purchase of the system

Accelerating Innovation – QX Continuum The benefits of ddPCRTM in a qPCR-like package ‘All-in-one’ droplet digital PCR system • Fully integrated workflow – plate in, answer out • 30 minutes to first result • Dovetails with existing software, reagents, assays • No dead volume or samples vs. partitions trade-offs

Droplet Digital PCR Growth Strategy Portfolio innovations driving broader adoption QX ONE Automation & Throughput Launched 2020 Biopharma production and industrial-scale applied settings QX600 Sensitivity & Multiplexing Launching 2022 Setting a new standard in multiplex rare event detection QX Continuum Price & Workflow Launching 2023 Disrupting higher end qPCR and applied segments Assay portfolio extensions Ongoing Expanding applications, extending leadership

Biopharma Production Proprietary process resins targeting $2 billion market opportunity Biologic and Biosimilar Development Monoclonal antibody purification Cell and Gene Therapy Viral vector purification Vaccine Development Virus-derived and recombinant protein purification

Biopharma Production Growth Strategy Boosting productivity for purification of complex molecules • R&D investment focus on innovation – higher yields, fewer purification steps • Fuel demand through applications development • Offer breadth of products for varying scale and customer needs • Invest in channel and best-in-class customer support

Cell Biology Building on a strong asset portfolio Innovating in single cell analysis Leveraging novel antibody technologies

Cell Biology Growth Strategy Innovations positioned to gain share in attractive markets Single Cell Analysis $0.8B Rare Cell Detection $1.6B Drug Discovery & Antibody Screening $1.2B Flow Cytometry Assays $0.6B

Innovating in Single Cell Analysis Delivering improvements in sensitivity, cell throughput and workflow

GROWTH PILLAR #3

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Starbright™ Dyes
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BIO-RAD

Life Science • Business Profile • Portfolio & Growth Pillars • Summary

SUMMARY Life Science Strategy Drives Accelerated Growth Broad Portfolio Established leadership positions provide a solid foundation Multiple Opportunities Large, fast-growing Biopharma market segments Driving Profitable Growth Compelling opportunities to further accelerate growth by: • Rapidly expanding ddPCRTM adoption • Biopharma production to meet the needs of new therapeutic modalities • Cell biology with single cell innovation

Clinical Diagnostics Dara Wright President, Clinical Diagnostics Group

Clinical Diagnostics Agenda Business Profile Portfolio & Growth Pillars Summary

Clinical Diagnostics • Business Profile • Portfolio & Growth Pillars • Summary

Clinical Diagnostics Group Overview Global channel with strong recurring revenue

Global Market Dynamics Positioned to deliver sustained customer value Market Trends • Global expansion in healthcare access and the need to manage chronic conditions – but comes at an increased cost • Shortage of skilled laboratory and medical technologists • Changing global regulatory landscape and rising bar for clinical evidence and compliance • Innovation in Molecular Diagnostics, point of care testing and therapy monitoring Implications • Consolidating labs with centralized procurement drive focus on efficiency and productivity • Basis of competition increasingly shifting to productivity (uptime, menu, workflow) • Automation, decision support tools, and quality solutions critical • Global regulatory and channel strategy increasingly critical Bio-Rad Competitive Advantage 1. Global installed base with expanding test menu to enhance value to existing instruments 2. Connected instruments, complete QC solutions and informatics 3. Deep global regulatory expertise supporting the research to diagnostics continuum

Customer Segments Broad reach across key laboratory segments Hospital Laboratories Clinical testing in the inpatient or outpatient setting Reference Laboratories Patient samples sent from doctors’ offices or hospitals to central lab Transfusion Laboratories Testing blood donations for transfusion safety

Product Segments Diverse portfolio with strong positions Quality Controls & Informatics • Quality control reagents • Laboratory informatics Immunohematology & Transfusion Medicine • Blood typing • Blood virus testing Laboratory Diagnostic Testing & Monitoring • Autoimmune • Diabetes • Infectious disease

Key Accomplishments 2017 - 2021 Growth Acceleration • Global installed base expansion and regulatory clearances • Portfolio focus on growth products – Increased R&D innovation investment – Entered fast growing molecular controls market • Focus on regional growth drivers Cost Base Optimization • Footprint restructuring and optimization • LEAN focus and margin improvement programs • Service cost improvement programs • SG&A leverage

Clinical Diagnostics • Business Profile • Portfolio & Growth Pillars • Summary

Clinical Diagnostics Strategy & Growth Pillars Extending core franchises and enter molecular diagnostics Core Diagnostics Expand installed base globally and cross-sell menu Opportunity: $14B Quality Controls & Informatics Extend utility of lab QC software and drive reagent attachment Opportunity: $2B Molecular Diagnostics Leverage RT-PCR and digital PCR for clinical applications Opportunity: $10B

Core Diagnostics Growth Strategy Serving routine and specialty testing markets globally Products & Applications Lab Diagnostic Testing & Transfusion Medicine • Diabetes A1c • Infectious Disease • Autoimmune • Blood typing and transfusion compatibility • Blood virus screening and HIV confirmation testing Strategic Focus • Align portfolio and menu expansion with global health needs • Support laboratory productivity with workflow automation and connectivity • Extend global instrument installations and consumables attachment • Commitment to reliability and best-in-class global service and support

Core Diagnostics Growth Strategy Highlights: Clinical Immunology specialty testing is a growing global need BioPlex 2200 Immunoassay Platform • Differentiated platform for complex disease diagnostics serving growing Autoimmune and Infectious Disease testing • Expanding global installed base • Enables platform and test consolidation for lab workflow efficiency Comprehensive Test Menu • More than 60 assays for Autoimmunity and Infectious Disease testing • Significant opportunity for regional expansion and menu cross-selling • Pipeline of new assays

Quality Controls Growth Strategy Improving laboratory accuracy to improve patient care Products & Applications Quality Control Assurance • Quality Controls (QC) • QC data management software • 55,000+ connected customers • Peer lab comparison reporting Strategic Focus • Maintain independent QC leadership • Extend product formats, which enable lab workflow and quality advantage • Broaden laboratory QC analytics and data management portfolio

Quality Controls Growth Strategy Highlights: A complete offering for laboratory quality control Unity QC Data Management Software • Largest QC data set for peer reporting, 65+ million data points per month, which enables lab quality and productivity • Daily software usage drives product revenue attachment • New features for advanced reporting, analytics and e-commerce Reagent Innovation • Novel IntelliQ ‘load and go’ QC reagents streamline user workflow for high volume lab automation • Expanding Molecular Diagnostic QC menu • Expert team supporting both catalog and custom reagent solutions

Molecular Diagnostics Growth Strategy Highlights: Extending infectious disease diagnostics portfolio Syndromic infectious disease molecular diagnostics • Enter high-growth Acute Care Syndromic testing market • $2B+ growing at 8%+ • Leveraging Bio-Rad CFX PCR instrument installed base and expand to new clinical labs • Exclusive IVD menu partnership with Seegene for multiplexed IVD assays (Respiratory disease, UTI, STI’s and others) in U.S. market • Complements serology infectious disease franchise

Molecular Diagnostics Growth Strategy Highlights: Entering new clinical market segments with digital PCR Digital PCR primed to serve significant clinical opportunities • Digital PCR technology can deliver meaningful value for several clinical applications • $6B clinical opportunity growing at 10%+ • Absolute quantitation delivers exquisite sensitivity and low failure rates • Simple workflow significantly improves time to results, lowers interpretation burden and reduces cost versus NGS for targeted panels • Abundance of differentiated assay opportunities in large and growing application areas such as reproductive health, infectious disease, transplant monitoring

Clinical Diagnostics • Business Profile • Portfolio & Growth Pillars • Summary

SUMMARY Clinical Diagnostics Strategy to Drive Accelerated Growth Diverse Portfolio Diverse portfolio addressing high-impact global healthcare needs Strong Global Position Strong global market position with best-in-class service and support Driving Profitable Growth Compelling opportunities to further accelerate growth by: • Focusing on laboratory workflow productivity • Extending quality control portfolio value proposition • Entering Molecular Diagnostics leveraging existing technology and channel strengths

Finance Update Ilan Daskal Chief Financial Officer

Agenda • 2017 – 2021 Financial Performance Recap • 2022 Guidance • 2025 Framework • Capital Allocation • Key Takeaways

Revenue Growth Exceeded 2017 Targets

Accelerating profitability Key Drivers • Top line growth and product mix • Continued leverage of the ERP system • Productivity and efficiency initiatives • R&D spend focus on high-growth areas

Consistent Adjusted EBITDA Margin(1)(2) Expansion Exceeded 20% Adjusted EBITDA 2020 Goals

Adjusted EBITDA(1) Expansion (2017-2021) Operational leverage and multiple initiatives

2022 Non-GAAP Guidance Group Guidance Life Science: • Total growth flat to 1.5% • Core growth 16.0% to 18.0% Clinical Diagnostics: • Total growth 2.0 to 3.0% • Core growth 3.0% to 4.0%

OUR 2025 GOALS Accelerating Core Revenue Growth(1) Future Drivers • Accelerate growth in Biopharma market • Key opportunities: – Digital PCR – Cell Biology – Process Chromatography – Molecular Diagnostics – Quality Controls • Asia-Pacific expansion

Targeting Significant Margin Expansion Profitability Drivers • Top line leverage • Completion of current restructuring initiatives • Optimize manufacturing footprint • Further productivity and efficiency initiatives

Adjusted EBITDA(1) Expansion (2021-2025) Improving profitability & operational performance

Significant Financial Upside Ahead Improving financial performance

Free Cash Flow Generation $6 billion in liquidity available for capital allocation

Capital Allocation 1 We continue to explore tuck-in acquisitions to accelerate our strategic roadmap and enter new technologies and markets 2 Prioritize focus on larger scale transactions Target assets within or complementary or adjacent to our existing businesses verticals 3 Continue to generate strong free cash flow Prudent leverage ratio up to 3X, while maintaining investment grade rating 4 • Opportunistic share buy-backs • Sartorius continues to be an asset of strategic focus for Bio-Rad

Key Takeaways • Accelerating our revenue growth profile • Further improving our cost structure • Expanding profitability • Creating shareholder value through prudent capital deployment

Concluding Remarks Norman Schwartz Chief Executive Officer

Q&A For participants on the webcast, please email questions to: ir@bio-rad.com

Appendix

Reconciliation of GAAP to Non-GAAP Financial Measures

	Year Ended December 31, 2017	% of revenue	Year Ended December 31, 2018	% of revenue	Year Ended December 31, 2019	% of revenue	Year Ended December 31, 2020	% of revenue	Year Ended December 31, 2021	% of revenue
GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,545,626		$ 2,922,545	
Legal settlements			-		-		(31,972)		(31,843)	
Non-GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,513,654		$ 2,890,702	
GAAP cost of goods sold	$ 972,450		$ 1,066,264		$ 1,054,663		$ 1,107,804		$ 1,281,884	
Amortization of purchased intangibles	(21,933)		(18,491)		(15,898)		(18,322)		(18,562)	
Legal settlements	-		-		-		(8,700)		(3,535)	
Acquisition related benefits (costs) (1)	(10,000)		-		8,911		-		-	
Legal matters	11,013		-		-		-		-	
Restructuring benefits (costs)	(2,377)		(7,028)		(7,448)		1,903		(25,129)	
Other non-recurring items (4)	-		-		-		-		(274)	
Non-GAAP cost of goods sold	$ 949,153		$ 1,040,745		$ 1,040,228		$ 1,082,685		$ 1,234,384	
GAAP gross profit	$ 1,187,703	55.0%	$ 1,223,151	53.4%	$ 1,256,996	54.4%	$ 1,437,822	56.5%	$ 1,640,661	56.1%
Amortization of purchased intangibles	21,933		18,491		15,898		18,322		18,562	
Legal settlements	-		-		-		(23,272)		(28,308)	
Acquisition related (benefits) costs (1)	10,000		-		(8,911)		-		-	
Legal matters	(11,013)		-		-		-		-	
Restructuring (benefits) costs	2,377		7,028		7,448		(1,903)		25,129	
Other non-recurring items (4)	-		-		-		-		274	
Non-GAAP gross profit	$ 1,211,000	56.1%	$ 1,248,670	54.5%	$ 1,271,431	55.0%	$ 1,430,969	56.9%	$ 1,656,318	57.3%

(1) Release of contingent consideration and other acquisition-related (benefits) expenses.
(4) Incremental costs to comply with the European Union's In Vitro Diagnostics Regulation ("IVDR") for previously approved products (2021).

99

BIO-RAD

Reconciliation of GAAP to Non-GAAP Financial Measures

	Year Ended December 31, 2017	% of revenue	Year Ended December 31, 2018	% of revenue	Year Ended December 31, 2019	% of revenue	Year Ended December 31, 2020	% of revenue	Year Ended December 31, 2021	% of revenue
GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,545,626		$ 2,922,545	
Legal settlements	-		-		-		(31,972)		(31,843)	
Non-GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,513,654		$ 2,890,702	
GAAP selling, general and administrative expense	$ 806,790	37.3%	$ 834,783	36.5%	$ 824,625	35.7%	$ 800,267	31.4%	$ 879,574	30.1%
Amortization of purchased intangibles	(7,936)		(7,704)		(7,255)		(8,967)		(8,968)	
Legal matters	(4,275)		(23,352)		(6,841)		(16,708)		(16,375)	
Acquisition related benefits (1)	20,124		3,501		1,700		4,160		40	
Restructuring costs	(8,519)		(855)		(16,002)		(2,235)		(26,140)	
Other non-recurring items (4)	-		-		-		-		(1,635)	
Non-GAAP selling, general and administrative expense	$ 806,184	37.3%	$ 806,373	35.2%	$ 796,227	34.4%	$ 776,517	30.9%	$ 826,496	28.6%
GAAP research and development expense	$ 250,157	11.6%	$ 199,196	8.7%	$ 202,710	8.8%	$ 226,598	8.9%	$ 271,657	9.3%
Acquisition related costs (1)	(20,014)		(512)		-		-		-	
Restructuring benefits (costs)	(23,472)		(496)		(6,019)		1,253		(13,020)	
Non-GAAP research and development expense	$ 206,671	9.6%	$ 198,188	8.7%	$ 196,691	8.5%	$ 227,851	9.1%	$ 258,637	8.9%
GAAP impairment losses on goodwill and long-lived assets	$ 11,506	0.5%	$ 292,513	12.8%	$ -	0.0%	$ -	0.0%	$ -	0.0%
Goodwill and long-lived assets impairment	(11,506)		(292,513)		-		-		-	
Non-GAAP impairment losses on goodwill and long-lived assets	$ -	0.0%	$ -	0.0%	$ -	0.0%	$ -	0.0%	$ -	0.0%

(1) Release of contingent consideration and other acquisition-related (benefits) expenses.
(4) Incremental costs to comply with the European Union's In Vitro Diagnostics Regulation ("IVDR") for previously approved products (2021).

100

BIO-RAD

Reconciliation of GAAP to Non-GAAP Financial Measures

	Year Ended December 31, 2017	% of revenue	Year Ended December 31, 2018	% of revenue	Year Ended December 31, 2019	% of revenue	Year Ended December 31, 2020	% of revenue	Year Ended December 31, 2021	% of revenue
GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,545,626		$ 2,922,545	
Legal settlements			-		-		(31,972)		(31,843)	
Non-GAAP net sales	$ 2,160,153		$ 2,289,415		$ 2,311,659		$ 2,513,654		$ 2,890,702	
GAAP income from operations	$ 119,250	5.5%	$ (103,341)	-4.5%	$ 229,661	9.9%	$ 410,957	16.1%	$ 489,430	16.7%
Legal settlements	-		-		-		(23,272)		(28,308)	
Amortization of purchased intangibles	29,869		26,195		23,153		27,289		27,530	
Legal matters	(6,738)		23,352		6,841		16,708		16,375	
Acquisition related (benefits) costs (1)	9,890		(2,989)		(10,611)		(4,160)		(40)	
Restructuring (benefits) costs	34,368		8,379		29,469		(921)		64,289	
Other non-recurring items (4)	-		-		-		-		1,909	
Goodwill and long-lived assets impairment	11,506		292,513		-		-		-	
Non-GAAP income from operations	$ 198,145	9.2%	$ 244,109	10.7%	$ 278,513	12.0%	$ 426,601	17.0%	$ 571,185	19.8%
Reconciliation of Net income to adjusted EBITDA:										
GAAP net income	$ 122,249		$ 365,614		$ 1,758,675		$ 3,806,267		$ 4,245,902	
Interest expense	23,014		23,962		23,416		21,861		1,551	
(Benefit from) provision for income taxes	$ (24,444)		$ 147,045		$ 502,406		1,101,371		1,192,247	
Depreciation and amortization	148,682		138,088		134,238		138,127		133,801	
Foreign currency exchange losses, net	9,128		2,861		2,245		1,771		2,753	
Other income, net	(10,697)		(36,593)		(26,094)		(24,488)		(26,775)	
Change in fair market value of equity and debt securities	-		(606,230)		(2,030,987)		(4,495,825)		(4,926,248)	
Dividend from Sartorius AG	10,861		14,029		15,690		8,922		18,991	
Legal settlements (5)	-		-		-		(23,272)		(28,308)	
Legal matters	(6,738)		23,352		6,841		16,708		16,375	
Acquisition related (benefits) costs (1)	9,890		(2,989)		(10,611)		(4,160)		(40)	
Restructuring (benefits) costs	34,368		8,379		29,469		(921)		64,289	
Other non-recurring items (4)	-		-		-		-		1,909	
Goodwill and long-lived assets impairment	11,506		292,513		-		-		-	
Adjusted EBITDA	$ 327,819	15.2%	$ 370,031	16.2%	$ 405,288	17.5%	$ 546,361	21.7%	$ 696,447	24.1%

(1) Release of contingent consideration and other acquisition-related (benefits) expenses.
(4) Incremental costs to comply with the European Union's In Vitro Diagnostics Regulation ("IVDR") for previously approved products (2021).
(5) Amount excludes interest income received in connection with legal settlements.

101

BIO-RAD

Reconciliation of GAAP to Non-GAAP Financial Measures Year Ended Year Ended Year Ended Year Ended Year Ended December 31, December 31, December 31, December 31, December 31, 2017 2018 2019 2020 2021 GAAP Net Cash Provided by Operating Activities $ 104,137 $ 285,494 $ 457,897 $ 575,328 $ 656,521 Purchase of Property, Plant, and Equipment (111,332) (129,825) (98,532) (98,920) (120,803) Proceeds from Sale of Property, Plant, and Equipment 86 4,315 129 70 52 Free Cash Flow $ (7,109) $ 159,984 $ 359,494 $ 476,478 $ 535,770 Year Ended Year Ended December 31, December 31, 2020 2021 GAAP net sales $ 2,545,626 $ 2,922,545 Legal settlements (31,972) (31,843) Non-GAAP net sales $ 2,513,654 $ 2,890,702 Currency Neutral Non-GAAP net sales $ 2,561,661 $ 2,890,702 Covid-related sales 318,007 265,730 Core Revenue $ 2,243,654 $ 2,624,972